Company Update **November 2010**


INX

Non-GAAP Metrics & Safe Harbor Statement

Non-GAAP financial measures

During this presentation references to the business performance of INX will be limited to non-GAAP financial measures. The Company business performance information provided on the call will be limited to information which the Company does not expect to be impacted by any adjustments related to correcting its accounting for revenue recognition. Information provided will be limited to information such as “bookings”, which represents credit approved customer orders for products, and “billings”, which represent invoicing of customers at contract amount for products and services, neither of which is the same as “revenue” determined in accordance with Generally Accepted Accounting Principles. The Company believes that together “bookings” and "billings" provide an indication of near-term customer demand as well as an indication of product availability from our suppliers.

Safe Harbor Statement

This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including future operating results expectations. Statements associated with words such as “anticipate,” “believe,” “expect,” “hope,” “outlook,” “should,” “target,” “will” or other similar words are forward-looking statements. These projections and other forward-looking statements are only projections. Actual events, performance or results may differ materially from those indicated due to numerous factors, many of which we have little or no control over, and some of which we may not be successful in addressing. Numerous of these factors are set forth in our filed Form 10-K and 10-Q reports. We urge you to read our most recently filed versions of these reports to get the most updated list of risk factors that may affect our performance.

Overview of INX Inc.



Technology Infrastructure SI (Solutions Integrator)

Focused on consulting, designing, delivering and supporting complex technology infrastructure

INX Practice areas

- Unified Communication, Collaboration, and Video
- Cloud Computing and Data Center Virtualization
- Practice related enabling technologies such as networking , security, wireless and storage

Overview of INX Inc.

- NASDAQ GM: INXI
- Shares Outstanding: ~9.4MM
- Float: ~7.4MM
- Employees: ~450
- History of high growth
- Balance Sheet: ~$1.23/shr in cash, no material interest-bearing debt on credit lines

As of Sept 30, 2010



Top 10 Strategic Technologies for 2011



1. Cloud computing
2. Mobile Applications and Media Tablets
3. Social Communication and Collaboration
4. Video
5. Next Generation Analytics
6. Social Analytics
7. Context-Aware Computing
8. Storage Class Memory
9. Ubiquitous Computing
10. Fabric-Based Infrastructure and Computers

*According to Gartner research study October 19, 2010

INX

Focused on High Growth Technologies



- Virtualization Is One of the Fastest Growing Tech Spaces
  - Gartner Research: **28% CAGR** from $1.8B in 2009 to $6.2B by 2013 for Server Virtualization technology and services
  - The 451 Group: **39% CAGR** from $2.8B in 2009 to $10.5B in 2013 for combined Server and Desktop Virtualization (DVI) space

- Unified Communications Market Blossoms
  - Wainhouse Research: **36% CAGR** to 14.5 billion by 2015
  - Wainhouse Research: UC growth based on delivering business value by integrating UC into business applications

- Video Conferencing Market sees record growth
  - Wainhouse Research: **18% CAGR** to 5.5billion by 2013
  - Wainhouse Research: The market for enterprise personal videoconferencing units is estimated to explode with a growth rate exceeding 50 percent per year, driven by multiple factors, including the adoption of Unified Communications

Large Market Transitions



Unified Communications/ Video
IP based Voice/ Video
TelePresence systems
Social media applications
Cloud Computing/ Virtualization
Virtualized computing
SAN/NAS storage
Data center infrastructure
Network Infrastructure
Routing & Switching
Wireless network access
Network security

	Approx. Worldwide Market ($ billions)
Network Infrastructure:	
Routing and switching……	$ 55
Wireless networking………	3
Network security……………	8
Totals……………………………	$ 66
Unified Communications:	
IP voice systems……………	$ 9
Video (Telepresence)…….	3
Totals……………………………	$ 12
Data Center:	
Network storage……………	$ 45
Virtualization software….	2
Servers (total market)……	50
Totals……………………………	$ 97
Total market	$ 175

Unified Communications/Video Market

- IP based Telephony is now the standard for business voice systems
- INX partnered with market share leader Cisco
- Cisco recently bought Tandberg the leader in video conferencing
- Cisco will integrate video into business communications systems
- TelePresence systems make virtual HD meetings possible
- Enterprise focused social media and collaborations systems are starting to see demand



Unified Communications/ Video
IP based Voice/ Video
TelePresence systems
Social media applications

- Virtualization significantly reduces the number of servers needed for data centers
- Virtual Server technology is the key building block to Cloud Computing
- Enterprise Data Centers are being redesigned to be cloud enabled
- Desktop virtualization major new opportunity
- Partnered with the leaders in the industry. VMware, EMC, NetApp and Cisco
- INX recognized as VMware's Solution Provider of the Year in the America's for 2010


Cloud Computing/ Virtualization
▪ Virtualized computing
▪ SAN/NAS storage
▪ Data center infrastructure

Cloud Computing/Virtualization Market

- Network upgrade requirements increasing due to:
  - Video
  - Social Media Applications
  - Anywhere access
  - Cloud Computing
- Cisco has largest market share
- Cisco has the lead in data center networking
- INX recognized as one of Cisco's *Global* award winning partners in 2009 and 2010



Network Infrastructure
Routing & Switching
Wireless network access
Network security

Enterprise Network Infrastructure Market

Practice Areas Update

Unified Communications

- Cisco Collaboration summit in mid November. Integration timeline for Tandberg product line will be announced
- We expect 2011 to be a strong year for UC based on the integration of Tandberg video into the UC product line and the announcement of their social collaboration software

Data Center Practice

- Overtook Unified Communications as the company's largest practice in Q1 2010
- NetApp is our largest storage vendor but EMC is growing quickly
- VMware launched View 4.5 in August for desktop virtualization

Network Infrastructure

- Data Center virtualization and Cloud computing is driving 10G Ethernet upgrade in enterprise data centers. Storage moving from fibre channel networks to ethernet.
- Video will drive major enterprise network upgrade since bandwidth requirements are considerable

Customers: Enterprise Organizations

- We serve U.S. "enterprise" organizations – this includes corporate, state and local government, federal government, and education – with 200 to 50,000 employees
- Currently serve ~2,000 clients
- Able to win larger customers and transactions as we become more of a "national" scope organization
- Verticals Include:
  - Healthcare
  - State & Local Gov.
  - Financial
  - Energy
  - Retail



Delivering Business Value

Understanding how to get results from technology projects

- 68% of IT projects fail to meet objectives
  - Exceed budget
  - Exceed timeline
  - Fail to meet expected functional outcomes
- INX guarantees success
  - Extensive Envisioning and Planning process before implementation
- Proven ROI for clients
  - Robust Envisioning process demonstrates ROI before work begins


INX

Focused on Delivering Business Results



Architectures Orientation
Single Solution Orientation
Product Orientation
Products
(Maps Features/Benefits)
Solutions
(Combines Services & Products)
Architectures
(Combines solutions to facilitate business transformation)
Complexity, Risk and Business Value

Product selling:
Focus on what it IS
(features>benefits)

Solution Selling:
Focus on what it DOES
(issue>solution)

Applied Consulting:
Focus on how it TRANSFORMS

Engagement Methodology Delivers Better Results

PROJECT COMPLETION

Ensure final solution operates to functional specifications and gain Project Completion and Acceptance approval.

EXECUTION

Provision materials; configure and deploy solution according to Planning Phase; test; transfer knowledge; stabilize; provide final documentation; initiate solution support; and transition to Operate and Optimize phases.

PLANNING

Solidify solution from Proposal Phase, detailed design and planning; create final Execution Phase scope of work; confirm assumptions; define solution support strategy; create final BOM; assess risk; document and attach Quote; and move to Execution Phase.



ENVISIONING

Understand business goals, form Vision Team, create impact by aligning technology usage and capabilities to client business requirements, prepare solution overview, document alignment to business goals and risk, create a Preliminary Budget Estimate, gain Vision Consensus and create a Project Vision deliverable.

SOLUTION SUPPORT

Ensure a qualified, efficient, and timely support structure is in place to maintain optimal operating conditions.

PROPOSAL

Refine Project Vision from Envisioning Phase; create Planning Phase scope of work and preliminary Execution Phase scope of work; refine assumptions; document terms and conditions; present Proposal; gain Solution Consensus and proceed to Planning Phase.

Proven Success

Industry Recognition and Awards


Cisco Partner
Summit 2010
Cisco Global
Service Partner
of the Year 2009
INX
Global
cisco

Cisco Customer Satisfaction Excellence Award 2008,'09'10

Cisco 2008 Technology Excellence Partner of the Year

Cisco Global Service Partner of the year 2009

VMware 2009 Solution Provider of the Year Americas

Recently named one of top 100 in Healthcare by CRN

Recently named one of 30 Cloud VARs that get it by CRN


Law Firm

Unified Communications

The Situation

INX and Cisco participated in a bidding process against multiple competitors to determine the customer's next-generation enterprise-wide communications system. Cisco and INX were selected after an eight-month Proof of Concept. As a result of the detailed planning process, INX deployed nearly 3,000 IP Phones in a total solution deployment.

The Solution

INX delivered a comprehensive enterprise Communications solution for the Los Angeles, New York, Washington DC, Irvine, San Francisco, Palo Alto, Century City, Dallas, Denver, London, Paris, Munich, Brussels, and Singapore offices.

The Benefit

- Increased attorney satisfaction and productivity through the use of the newly deployed communications system
- Streamlined communication through the use of a single enterprise-wide communications system and by having all users on a single dial plan and embedded phone directory
- Lowered risk and costs of supporting the system by using INX's Managed Services team

Services Contract value:
Planning = $312,000
Implementation = $705,000
Managed Services = $485,000 (1Yr)


H
Hospital

Network Infrastructure Consulting

The Situation

The hospital was preparing to deploy a major new version of electronic medical record system as part of its transition to a paperless healthcare organization and there was a high reliance on wireless access. The existing network was aging and maintenance costs were escalating.

The Solution

The INX Enterprise Consulting Group performed an impact analysis to map the capabilities of the desired systems and ensure that there was an alignment with business drivers. INX also assessed the existing environment to ensure realistic recommendations were delivered as part of the Solution Charter.

The Benefit

The consulting work that INX provided helped save more than $2M of the 5-year overall network budget by intelligently aligning initiatives and consolidating solution components.

INX's linkage of the technical and operational requirements have enabled the hospital team to express confidence in their ability to accelerate the organization's business initiatives.

Services Contract Value:
Consulting Phase = $101,550
Planning Phase = $143,238
Total Services = $244,788


H
Hospital

Cloud Computing

The Situation

Healthcare provider had both power and cooling issues at their current datacenter of approx. 400 physical servers. INX worked with client to design the next generation datacenter. The key parts of this effort were aimed at building out a next generation network, storage, server and virtualization technologies to support the business in the near and long term.

The Solution

INX in conjunction with the proposal team developed an architecture that was industry backed, robust, scalable, and that would support current and future initiatives. Part of the strategy employed to offer maximum flexibility is a holistic virtualization initiative.

The Benefit

- Cost reduction through server virtualization
- Eliminate power restrictions, boost green initiative
- Ability to scale quickly without requiring data center build-out enhancements
- Enabling a simplified and higher performing network infrastructure
- Reduce risk through improving uptime as well as flexibility through 100% virtualization.

Services Contract value:
Envisioning= $24,000
Planning= $35,000
Implementation= $236,000

Strong Market Growth Opportunity + Growth Strategy

Significant opportunity without any major change in strategy

- Continue to expand geographically
- Continue to grow number and size of clients
- Continue to make acquisitions that fit into INX strategy
- Continue expanding practice areas as the network continues to expand influence over IT operations (e.g. network storage & video)


INX

Geographic Expansion through Acquisition

National Coverage allows INX to win larger customers that need coverage



Seattle
Portland
Eugene
Boise
Sacramento
Los Angeles
Albuquerque
El Paso
Dallas
Austin
Houston
San Antonio
Boston
Washington
(Federal)
Raleigh

Performance Metrics for Q2-2010

For the Company's second quarter ended June 30, 2010:

- Customer product sales “bookings" increased by approximately 17% sequentially compared to the first quarter ended March 31, 2010, and increased by approximately 52% compared to the comparable prior year quarter.
- Customer product sales “billings” increased by approximately 27% on a sequential basis compared to the first quarter, and increased by approximately 52% compared to the prior year period.
- Services billings increased by approximately 21% compared to the first quarter, but decreased by approximately 35% compared to comparable prior year period
  - Year-over-year decrease primarily relates to the previously disclosed loss of the services contract supporting the U.S. Army in Iraq that ended in approximately October 2009.

As of June 30, 2010:

- Cash and cash equivalents of ~ $8.7 million, vs. ~$11.1 million at March 31, 2010 and ~$13.2 million at December 31, 2009.
  - The decrease in cash at June 30, 2010 compared to March 31, 2010 was primarily related to increased aging of AR. Subsequent improvement resulted in cash increasing to ~$15.4 million as of early September, with no material change in debt.
- Short-term debt was approx $197,000
- Long-term debt was approx $125,000

Performance Metrics for Q3-2010

For the Company's third quarter ended September 30, 2010:

- Customer product sales “bookings" decreased by approximately 2% sequentially compared to the second quarter ended June 30, 2010, and increased by approximately 22% compared to the comparable prior year quarter.
- Customer product sales “billings” increased by approximately 9% on a sequential basis compared to the second quarter, and increased by approximately 63% compared to the prior year period.
- Services billings increased by approximately 10% compared to the second quarter, but decreased by approximately 9% compared to the prior year period
  - Year-over-year decrease primarily relates to the previously disclosed loss of the services contract supporting the U.S. Army in Iraq that ended in approximately October 2009.

As of September 30, 2010:

- Cash and cash equivalents were $11.5 million at Sept 30, 2010 compared to $8.7 million at June 30, 2010.
- Short-term debt was approx $184,000
- Long-term debt was approx $90,000

INX Takeaways



- Capitalizing on major long-term technology transition trends
  - IP network as platform for all communications
  - Cloud computing/data center virtualization
- Focused and well-positioned in areas of enterprise technology that are expected to outperform compared to overall enterprise technology spending
- 8+ year track record of consistent industry-leading growth
- Strong balance sheet with excess cash and credit line capacity
- We expect to complete the restatement process in mid to late Q1 2011